LICENSE AGREEMENT

THIS AGREEMENT dated for reference the 9th day of June, 2011.

AMONG:

SYGNIT CORPORATION., a corporation with an office at 253 North Jackson Street, Frankfort, IN, USA, 46041

(herein called “Licensor”)

AND:

CADUCEUS SOFTWARE SYSTEMS CORP. a corporation with an office at 42a High Street, Sutton Coldfield, West Midlands, UK, B72 1UJ

(herein called “Licensee”)

AND:

ALEXANDER DANNIKOV, an individual with an address at 26 Utkina Street, Suite 10, Irtkutsk, Russia, 664007

(herein called “Dannikov”)

WHEREAS:

A.          The Licensor owns a suite of software named Caduceus MMS, for use in the medical services industry. This software, along with all peripheries, libriaries, modules as well as associated source code and object code is hereby referred to as the “Software”.

B.          The Software is designated herein as constituting the Intellectual Property rights concerned by the present license agreement. The know-how that the Licensor has developed concerning the Software is not within the licensed Intellectual Property rights (herein called the “IP Rights”).

C.          The Licensee wishes to acquire from the Licensor and the Licensor agrees to grant to the Licensee the exclusive right to use the IP Rights.

E.          The Licensor has agreed to grant the Licensee the exclusive right to use the IP Rights under the terms and conditions as set forth in this License Agreement and produce and distribute the Software on a worldwide basis.

F.          In order to induce the Licensor to enter into this License Agreement, Dannikov, a director of the Licensee, has agreed to transfer to the Licensor 63,800,000 shares of the common stock of the Licensee held by Dannikov.

NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.	DEFINED TERMS

1.1

For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

	(a)	“Business Day” means any day which is not a Saturday, Sunday or statutory holiday in the United Kingdom;

	(b)	“Closing” means the completion of the transactions contemplated in this Licence Agreement;

	(c)	“Closing Date” means such date as the Licensor and the Licensee may mutually determine;

	(d)	“IP Rights” has the meaning as ascribed in the whereas Clause B above.

1.2	Currency. Unless otherwise indicated, all dollar amounts in this License Agreement are expressed in United States funds.

1.3

Sections and Headings. The division of this License Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this License Agreement. Unless otherwise indicated, any reference in this License Agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this License Agreement.

1.4

Number, Gender and Persons. In this License Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5

Accounting Principles. Except as otherwise stated, any reference in this License Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in the United States of America, including those approved from time to time by the American Institute of Certified Public Accountants or any successor body thereto.

1.6

Entire Agreement. This License Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7	Time of Essence. Time will be of the essence of this License Agreement.

1.8

Applicable Law. This License Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of England. All claim demands, disputes, controversies, differences, or misunderstandings between the Parties relating to this Agreement shall be settled by arbitration before one arbitrator to be appointed in accordance with the International Chamber of Commerce, such proceeding to be held in London in the English language and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

1.9

Amendments and Waivers. No amendment or waiver of any provision of this License Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this License Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

1.10

Adjustments for Stock Splits, Etc.. Wherever in this License Agreement there is a reference to a specific number of shares of stock of the Licensee, then, upon the occurrence of any subdivision, combination or stock dividend of such stock, the specific number of shares so referenced in this License Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

2.	GRANT OF LICENSE

2.1

The Licensor hereby grants to the Licensee, effective as of the Closing Date and for a period of 5 years, an exclusive worldwide license to use the Software and IP Rights for a consideration of the License Fee defined in Article 5 hereafter (the “License”).

2.2	The License Agreement will take effect on the day when the shares mentioned in Article 5 are issued and attributed to the Licensor.

2.3

The Licensee agrees to assist the Licensor in recording this License Agreement with appropriate government authorities where such recording is required by law or regulation or where such recording is permitted or desired by the Licensor.

2.4	The Licensor shall not continue to use the IP Rights for its business and shall not sell or agree to sell all or any portion of the IP Rights, other than as set out in Section 6.

2.5	The Licensor undertakes, for a period of ten years from the signature of the License Agreement, to keep in force the existing trademark registrations in the countries where they were filed.

2.6	If the Licensee receives financing of $200,000 or more within 6 months of the date of this Agreement the License shall extend perpetually.

3.	USE OF LICENSE AND PURCHASE OF SOFTWARE

3.1	The License is exclusive to the Licensee worldwide in which countries the Licensor has the exclusive right to produce and sell the Software direct;

3.2

The Licensee shall pursue the use of the Licensor's trademark on all the products produced by the Licensor and shall not use the Licensor's trademark or any trademark similar to "Caduceus MMS" for other products than the Licensor's products;

4.	OWNERSHIP

4.1

Licensee acknowledges and agrees that, as between the parties to this License Agreement and subject to the rights and licenses granted herein, Licensor is, and at all times shall remain, the sole and exclusive owner of all right, title and interest, throughout the world, in and to all IP Rights, and any copies of the IP Rights, whether made on or behalf of Licensor or Licensee.

5.	LICENSE FEE

5.1

The license fee payable by the Licensee to the Licensor for the License shall consist of 66,200,000 shares of restricted common of the Licensee (the “License Shares”). On or prior to the Closing Date, the Licensee and the Licensor shall enter into a subscription agreement in regards to the License Shares, as set forth in Exhibit A. On the Closing Date, the Licensee shall instruct its transfer agent to issue the License Shares to the Licensor. In any case, this Agreement shall take effect on the day of issuance of the License Shares and attribution of those Shares to the Licensor.

5.2	In addition to the issuance of the License Shares, Dannikov shall transfer to the Licensor 63,800,000 shares of restricted common of the Licensee currently registered in his name.

6.	RIGHT OF FIRST PURCHASE

6.1	The Licensor shall give the Licensee a first right of purchase for the IP Rights, and the associated technology for so long as this License Agreement is in effect, in the event that:

(a) the Licensor, or a majority interest in the Licensor, is sold,

(b) the Licensor intends to sell the IP Rights, and the associated technology or

(c) the Licensor effects any:

(i) merger or consolidation of the Licensor with or into another entity,

(ii) sale of all or substantially all of its assets in one or a series of related transactions,

(iii)

tender offer or exchange offer (whether by the Licensor or any or another entity) is completed pursuant to which the Licensor’s shareholders are permitted to tender or exchange their shares for other securities, cash or property,

(iv) reclassification of its shares or any compulsory share exchange pursuant to which the Licensor’s shares are effectively converted into or exchanged for other securities, cash or property, or

(d) the Licensee or the majority interest in the Licensee is being acquired by a company in which the present shareholders of the Licensee are not part of.

However, clauses (iii) and (iv) above will only be applicable if the available shares pursuant to the tender offer or exchange offer represent more than the majority of the shares of the Licensor.

(collectively, the “ROFP Events”).

6.2

The right of first purchase may be exercised by the Licensee within 30 days following notice of a ROFP Event by notifying the Licensor in writing. The purchase price of the IP Rights and the associated technology shall be calculated using the following formula: the purchase price of the IP Rights and the associated technology shall be equal to three (3) times the average annual sales turnover of the Software made by Licensee in the three years preceding the date of exercise of the right of purchase of the IP Rights.

7.	TERMINATION AND EXTENSION

7.1	Except as otherwise provided in Section 2.6, this License Agreement shall terminate automatically at the end of the term specified in Section 2.1.

7.2	The Licence Agreement will be terminated if a bankruptcy proceeding is filed against the Licensee.

8.	INDEMNIFICATION, REMEDIES, SURVIVAL

8.1

For the purposes of this Section 8 terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Licensor or Licensee including damages for lost profits or lost business opportunities.

8.2	Agreement of Licensor to Indemnify

(a)

Licensor will indemnify, defend, and hold harmless, to the full extent of the law, for a period of three years from the termination of the License Agreement, the Licensee and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Licensee and its shareholders by reason of, resulting from, based upon or arising out of:

(i)

the breach by Licensor of any representation or warranty of Licensor contained in or made pursuant to this License Agreement, any Licensor document or any certificate or other instrument delivered pursuant to this License Agreement; or

(ii)

the breach or partial breach by Licensor of any covenant or agreement of Licensor made in or pursuant to this License Agreement, any Licensor document or any certificate or other instrument delivered pursuant to this License Agreement.

8.3	Agreement of Licensee to Indemnify

(a)

Licensee will indemnify, defend, and hold harmless, to the full extent of the law, for a period of three years from the termination of this License Agreement, the Licensor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Licensor by reason of, resulting from, based upon or arising out of:

(i)

the breach by Licensee of any representation or warranty of Licensee contained in or made pursuant to this License Agreement, any Licensee document or any certificate or other instrument delivered pursuant to this License Agreement; or

(ii)

the breach or partial breach by Licensee of any covenant or agreement of Licensee made in or pursuant to this Agreement, any Licensee document or any certificate or other instrument delivered pursuant to this License Agreement.

9.	REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

9.1

The Licensor represents and warrants to the Licensee, with the intent that the Licensee will rely thereon in entering into this License Agreement and in concluding the transactions contemplated hereby, as follows:

	(a)	Licensor warrants that to the best of its knowledge the use of the IP Rights as intended through this License Agreement, does not infringe upon the rights of third parties;

(b)

Licensor warrants that to the best of its knowledge the IP Rights is valid, maintained and enforceable towards third parties worldwide and that the IP Rights shall be properly maintained during the term of this License Agreement.

(c)

the execution and delivery of this License Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Licensor, and this License Agreement constitutes a valid and binding obligation of the Licensor enforceable against the Licensor in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

	(d)	neither the execution and delivery of this License Agreement nor the performance of the Licensor’s obligations hereunder will:

(i)

violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Licensor, the IP Rights, or any contract, agreement, instrument, covenant, mortgage, or security, to which the Licensor is a party or which are binding upon the Licensor,

		(ii)	to the knowledge of the Licensor, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Licensee under any sales tax legislation.

		(iii)	give rise to the creation or imposition of any encumbrance on the IP Rights,

		(iv)	violate or constitute default under any license, permit, approval, consent or authorization held by the Licensor, or

		(v)	violate or trigger any liability on behalf of the Licensee pursuant to any legislation governing the licensing of the IP Rights by the Licensor;

(e)	the Licensor owns and possesses and has good and marketable title to the IP Rights free and clear of all encumbrances of every kind and nature whatsoever;

(f)

no person other than the Licensee has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Licensor of any of the IP Rights;

(g)

There are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Licensor’s knowledge threatened against or affecting the Licensor or in respect of the IP Rights;

(h)

there is no requirement applicable to the Licensor to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, or that relate solely to the identity of the Licensee or the nature of any business carried on by the Licensee;

10.	REPRESENTATIONS OF THE LICENSEE

10.1

The Licensee represents and warrants to the Licensor as follows, with the intent that the Licensor will rely thereon in entering into this License Agreement and in concluding the transactions contemplated hereby, that:

(a)

the Licensee is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the power, authority, and capacity to enter into this License Agreement and to carry out its terms;

(b)

the execution and delivery of this License Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Licensee, and this Agreement constitutes a valid and binding obligation of the Licensee enforceable against the Licensee in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(c)

there is no requirement for the Licensee to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this License Agreement;

(d)

neither the execution and delivery of this License Agreement nor the performance of the Licensee’s obligations hereunder will violate or constitute a default under the constating documents, by-laws, or articles of the Licensee, any order, decree, judgment, statute, by- law, rule, regulation, or restriction applicable to the Licensee, or any contract, agreement, instrument, covenant, mortgage or security to which the Licensee is a party or which are binding upon the Licensee;

(e)

The License Shares to be issued to the Licensor under this Agreement will, when so issued, be duly authorized, validly issued, fully paid, non-assessable, free of any encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the charter documents or Bylaws of Licensee or any agreement to which Licensee is a party or is bound and will be issued in compliance with federal and state securities laws; and

(f)

Except as disclosed in the Licensee SEC documents, (i) there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or non- compliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Licensee’s knowledge threatened against or affecting the Licensee; and (ii) the Licensee is in compliance in all material respects with all applicable laws applicable to Licensee and its business.

(g)	The Licensee will use its reasonable best efforts to ensure the commercial success of the Software during the life of this License Agreement.

11.	NON MERGER

11.1

The representations, warranties, covenants, and agreements of the Licensor contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date and the term of this License Agreement, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Licensor of such representation, warranty, covenant, or agreement), or any investigation by the Licensee, same will remain in full force and effect.

11.2

The representations, warranties, covenants, and agreements of the Licensee contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date and the term of this License Agreement, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Licensee of such representation, warranty, covenant, or agreement), or any investigation by the Licensor, same will remain in full force and effect.

12.	FURTHER ASSURANCES

12.1

From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

13.	ASSIGNMENT

13.1	This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

14.	SUCCESSORS AND ASSIGNS

14.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.	COUNTERPARTS

15.1	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

16.	NOTICES

16.1

Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, and addressed to the proper party at such address as specified of the first page of this License Agreement. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given on the fifth business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received. Any notice transmitted by electronic facsimile will be deem conclusively to have been effectively given if evidence of receipt is obtained before 5:00 p.m. (recipient’s time) on a Business Day, and otherwise on the Business Day next following the date evidence of receipt of transmission is obtained by the sender.

17.	TENDER AND EXTENSIONS

17.1

Tender may be made upon the Licensor or Licensee or upon the solicitors for the Licensor or Licensee and such solicitors are expressly authorized by their respective clients to confirm extensions of the Closing Date.

18.	REFERENCE DATE

18.1

This Agreement is dated for reference as of the date first above written, but will become binding as of the date of execution and delivery by all parties hereto and subject to compliance with the terms and conditions hereof, the transfer and possession of the Business Assets will be deemed to take effect as at the close of business on the Closing Date. References herein to the date of the Agreement or to the date hereof shall be deemed to mean the date set forth in the preamble to this Agreement.

IN WITNESS WHEREOF the parties have executed and delivered these presents on the dates indicated below.

SYGNIT CORPORATION

Per:	/s/Christopher Donalds
President

CADUCEUS SOFTWARE SYSTEMS CORP.

Per:	/s/Derrick Gidden
President

ALEXANDER DANNIKOV

/s/Alexander Dannikov

EXHIBIT A

Subscription Agreement

CADUCEUS SOFTWARE SYSTEMS CORP.

INSTRUCTIONS TO SUBSCRIBER:

1.	COMPLETE the information on page 2 of this Subscription Agreement.

2.	COURIER the originally executed copy of the entire Subscription Agreement, together with the Questionnaire, to the Company at:

CADUCEUS SOFTWARE SYSTEMS CORP.

42a High Street, Sutton Coldfield, West Midlands, UK, B72 1UJ

If you have any questions please contact Derrick Gidden, President of the Company

SUBSCRIPTION AGREEMENT

TO:	Caduceus Software Systems Corp. (the “Company”)

Subject and pursuant to the attached “Terms and Conditions” of this Subscription Agreement, including all schedules and appendices attached hereto, the Subscriber hereby irrevocably subscribes for, and on the Closing Date, will purchase from the Company, the following securities at the following price:

66,200,000 Shares
The Subscriber owns, directly or indirectly, the following securities of the Company:
N/A
[Check if applicable] The Subscriber is [ ] an affiliate of the Company

The Subscriber directs the Company to issue, register and deliver the certificates representing the Shares as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Tax I.D./E.I.N./S.S.N.	Telephone Number

EXECUTED by the Subscriber this 9th day of June, 2011.

WITNESS:	EXECUTION BY SUBSCRIBER:
X
Signature of Witness	Signature of individual (if Subscriber is an individual)
X
Name of Witness	Authorized signatory (if Subscriber is not an individual)

Address of Witness	Name of Subscriber (please print)

Name of authorized signatory (please print)
ACCEPTED and EFFECTIVE this 9th day of June, 2011
CADUCEUS SOFTWARE SYSTEMS CORP.	Address of Subscriber (residence)
per:
Telephone Number
Authorized Signatory
E-mail address

Social Security/Insurance No.:

By signing this acceptance, the Subscriber agrees to be bound by the term and conditions of this Subscription Agreement.

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TERMS AND CONDITIONS

1.          SUBSCRIPTION

1.1         The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of shares of the Company's common stock (the "Shares") as set out on page 2 of this Subscription Agreement pursuant to the terms of the License Agreement (such subscription and agreement to purchase being the "Subscription"), on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

1.2         The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares. Subject to the terms hereof, the Subscription Agreement will be effective upon its acceptance by the Company.

1.3         Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

2.           PAYMENT

2.1         Consuideration for the issuance of the Shares shall be performance of the obligations in, and the closing of, the License Agreement

3.           QUESTIONNAIRES AND UNDERTAKING AND DIRECTION

3.1          The Subscriber must complete, sign and return to the Company one (1) executed copy of this Subscription Agreement;

3.2          The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4.           CLOSING

4.1          Closing of the purchase and sale of the Shares shall be deemed to be effective on such date as may be determined by the Company in its sole discretion (the "Closing Date"). The Subscriber acknowledges that Shares may be issued to other subscribers under this offering (the "Offering") before or after the Closing Date. The Company, may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares to such subscriber(s) against payment therefore at any time on or prior to the Closing Date.

5.           ACKNOWLEDGEMENTS OF SUBSCRIBER

5.1          The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c)

the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company. If the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

(d)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the sale of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(e)

the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company available on the website of the United States Securities and Exchange Commission (the "SEC") available at www.sec.gov (the "Company Information");

(f)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Subscribers during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber’s attorney and/or advisor(s);

(g)	by execution of this Subscription Agreement the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Subscription Agreement;

(h)

all information which the Subscriber has provided to the Company in the Questionnaire is correct and complete as of the date the Questionnaire is signed, and if there should be any change in such information prior to the Subscription being accepted by the Company, the Subscriber will immediately provide the Company with such information;

(i)

the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and in the Questionnaire, and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement or the Questionnaire;

(j)

it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(k)

the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(l)

it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(m)

it is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(n)

the Subscriber is acquiring the Shares pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this Subscription, and, as a consequence, the Subscriber will not be entitled to use most of the civil remedies available under applicable securities legislation and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to applicable securities legislation;

(o)

the Subscriber has been advised that the business of the Company is in a start-up phase and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalize the business or that the business will be profitable in the future;

(p)	no documents in connection with the sale of the Shares hereunder have been reviewed by the Securities and Exchange Commission or any state securities administrators;

(q)	there is no government or other insurance covering any of the Shares; and

(r)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1          The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is resident in the jurisdiction set forth on page 2 underneath the Subscriber’s name and signature;

(b)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(c)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(d)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber’s decision to invest in the Shares and the Company;

(e)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a  party or by which the Subscriber is or may be bound;

(f)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(g)

it understands and agrees that none of the Shares have been registered under the 1933 Act or any state securities laws, and, unless so registered, none may be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as defined herein) except pursuant to an exemption from, or in a transaction not subject to, the Registration Requirements of the 1933 Act and in each case only in accordance with state securities laws;

(h)

it is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

(i)	it is able to fend for itself in the Subscription and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(j)

if it is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account;

(k)

it understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements contained in sections 5 and 6 hereof and agrees that if any of such acknowledgments, representations and agreements are no longer accurate or have been breached, it shall promptly notify the Company;

(l)	the Subscriber:

(i)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Shares,

(ii)

is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)

acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Securities, and

	(iv)	represents and warrants that the acquisition of the Shares by the Subscriber does not trigger:

		A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(m)

the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably

(n)

the Subscriber is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(o)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Shares;

	(ii)	that any person will refund the purchase price of any of the Shares;

	(iii)	as to the future price or value of any of the Shares; or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board.

6.2          In this Subscription Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S and for the purpose of the Subscription includes any person in the United States.

7.           ACKNOWLEDGEMENT AND WAIVER

7.1         The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

8.           REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

8.1          The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the Closing Date and that they will survive the purchase by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

9.           RESALE RESTRICTIONS

9.1          The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee as set forth in paragraph 6 of this Subscription Agreement. The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

10.           LEGENDING AND REGISTRATION OF SUBJECT SECURITIES

10.1          The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

“NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

10.2          The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.           NOTICES TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

11.1          In relation to each member state of the European Economic Area (the “EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”), Shares may only be offered or sold in the Relevant Member State under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

12.           COSTS

12.1          The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.           GOVERNING LAW

13.1          This Subscription Agreement is governed by the laws of the State of Nevada and the federal laws applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the State of Nevada.

14.          SURVIVAL

14.1        This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

15.          ASSIGNMENT

15.1         This Subscription Agreement is not transferable or assignable.

16.          EXECUTION

16.1         The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

17.           SEVERABILITY

17.1          The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

18.            ENTIRE AGREEMENT

18.1          Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

19.            NOTICES

19.1          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 2 and notices to the Company shall be directed to it at the first page of this Subscription Agreement.

20.           COUNTERPARTS

20.1          This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and